Bravo Brio Restaurant Group to be acquired by Spice Private Equity, an affiliate of GP Investments

Columbus, Ohio - March 8, 2018 - Bravo Brio Restaurant Group, Inc. (NASDAQ:BBRG) (“BBRG” or the “Company”), owner and operator of the BRAVO! Cucina Italiana and BRIO Tuscan Grille restaurant concepts, GP Investments, Ltd. (“GP”), a leading private equity and alternative investment firm, and its controlled company Spice Private Equity Ltd. (“Spice”), a Swiss investment company focused on private equity investments, today announced a merger agreement under which an affiliate of Spice will acquire the Company for a total enterprise value of approximately $100 million. The transaction proceeds will be funded by Spice, along with certain third party financing sources.

Under the terms of the merger agreement, BBRG’s shareholders will receive $4.05 per share in cash. The purchase price represents a premium of approximately 37% over the volume weighted average price of the Company’s shares for the 90-day period immediately preceding the date of the agreement. BBRG will report annual sales in excess of $400 million for the year ended December 31, 2017, and owns and operates 110 locations in 32 states across the country.

The merger agreement has been unanimously approved by BBRG’s Board of Directors. The transaction is subject to shareholder approval and other customary closing conditions and is expected to be completed by the end of the second quarter of 2018.

“Our Board of Directors, in consultation with our outside advisors, has evaluated all options available to BBRG, and we are confident that this transaction maximizes value for our shareholders,” said Alton F. (“Rick”) Doody III, Chairman of the Board of BBRG, “GP has a distinguished track record of being an active and valuable partner to its invested companies through its operationally-oriented approach, which we expect will greatly enhance our ability to maximize the potential of our Bravo Brio brands nationwide.”

“Bravo Brio has two best-in-class Italian restaurant brands, an enduring culture, and a team committed to delivering exceptional dining experiences to its guests. We are pleased to be partnering with the Company and its leadership to build an even stronger foundation for value creation and profitable growth,” said Antonio Bonchristiano, Chief Executive Officer of GP Investments, Ltd. “As a private entity, we will have greater flexibility to take a long-term view as we invest in Bravo Brio’s future growth and expansion, which will drive rewards for the Company and our investors.”

Upon closing of the transaction, BBRG will continue to be operated as an independent company and remain based in Columbus, Ohio.

Dechert LLP served as legal advisor and Piper Jaffray & Co. served as financial advisor to BBRG. Paul, Weiss, Rifkind, Wharton & Garrison LLP served as legal advisor to GP.

About GP Investments, Ltd.

GP Investments is a leading alternative investment firm. Since its founding in 1993, GP Investments has raised $5 billion from investors worldwide and has completed investments in more than 50 companies and has executed over 20 equity capital market transactions. GP Investments has a consistent and disciplined investment strategy targeting established companies that have the potential to grow and be more efficient and profitable by becoming leaders in their industries. Since 2006, GP Investments has been listed on the Brazilian Stock Exchange (B3 S.A. - Brasil, Bolsa, Balcão) under the ticker symbol GPIV33 and on the Luxembourg Stock Exchange. The firm currently has offices in São Paulo, New York, London and Bermuda. For more information, visit www.gp-investments.com.

About Spice Private Equity Ltd.

Spice Private Equity Ltd. is a Swiss investment company focused on private equity investments. Spice Private Equity Ltd. has over a decade of operating history and is managed by GP Advisors, a subsidiary of GP. The company is listed on the SIX Swiss Exchange under the ticker symbol SPCE. For more information, visit www.spice-private-equity.com.

About Bravo Brio Restaurant Group, Inc.

Bravo Brio Restaurant Group, Inc. is a leading owner and operator of two distinct Italian restaurant brands, BRAVO! Cucina Italiana and BRIO Tuscan Grille. BBRG has positioned its brands as multifaceted culinary destinations that deliver the ambiance, design elements and food quality reminiscent of fine dining restaurants at a value typically offered by casual dining establishments, a combination known as the upscale affordable dining segment. Each of BBRG's brands provides its guests with a fine dining experience and value by serving affordable cuisine prepared using fresh flavorful ingredients and authentic Italian cooking methods, combined with attentive service in an attractive, lively atmosphere. BBRG strives to be the best Italian restaurant company in America and is focused on providing its guests an excellent dining experience through consistency of execution.

Additional Information and Where to Find It

In connection with the proposed transaction, the Company intends to file a preliminary proxy statement on Schedule 14A with the SEC. COMPANY SHAREHOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS, INCLUDING ANY DEFINITIVE PROXY STATEMENT, FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement will be mailed to shareholders of the Company. Investors and security holders will be able to obtain the documents (when they become available) free of charge at the SEC’s website, http://www.sec.gov. In addition, shareholders may obtain free copies of the documents (when they become available) at the Company’s website, www.bbrg.com, under the heading “Investors.”

Participants in the Solicitation

The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the proposed merger. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “anticipates,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. There is no assurance that the acquisition of the Company by Spice will be consummated and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. The risks and uncertainties in connection with such forward-looking statements related to the proposed transaction include, but are not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the proposed transaction; the possibility of non-consummation of the proposed transaction and termination of the merger agreement; the ability and timing to obtain the approval of the Company’s shareholders and to satisfy other closing conditions to the merger agreement; the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; adverse effects on the Company’s common shares because of the failure to complete the proposed transaction; the Company’s or Spice’s respective businesses experiencing disruptions from ongoing business operations due to transaction-related uncertainty or other factors making it more difficult than expected to maintain relationships with employees, business partners or governmental entities, both before and following consummation of the transaction; significant transaction costs which have been and may continue to be incurred related to the proposed transaction; and other risks and uncertainties described in the Company’s filings with the SEC. The Company, Spice and GP caution readers not to place undue reliance on any forward-looking statements. These forward-looking statements represent the Company’s, Spice’s and GP’s judgment as of the date of this report, and the Company, Spice and GP undertake no obligation to update or revise them unless otherwise required by law.

Contacts for BBRG:
Investor Relations
Raphael Gross / Dara Dierks
(203) 682-8253 / (646) 277-1212

Media Relations
Jake F. Malcynsky
(203) 682-8375

Contacts for GP Investments:
Investor Relations
Joel La Banca Neto
+55 11 3556-5505

Media Relations
Brooke Flohr
(646) 805-2823

Contact for Spice:
Investor & Media Relations
Rodrigo Boscolo
+41 41 710 70 60